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                          HA-LO INDUSTRIES, INC.
         SPECIAL MEETING OF THE SHAREHOLDERS -- SEPTEMBER 25, 1996
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned shareholder of HA-LO INDUSTRIES, INC., an Illinois corporation (HA-LO), hereby appoints Lou Weisbach and Richard A. Magid, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the Special Meeting of Shareholders to be held on September 25, 1996 at 10:00 A.M., local time at the Company's offices located at 5980 West Touhy Avenue, Niles, Illinois 60714 and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of Common Stock of HA-LO which the undersigned would be entitled to vote.

  Said proxies and attorneys, and each of them, shall have the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said proxies and attorneys, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy.

  Each of the above-named proxies at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting as may properly come before the meeting or any postponements or adjournments thereof. IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSAL AND ANY OTHER MATTERS TO BE VOTED UPON AT THE SPECIAL MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.


                             (CONTINUED ON OTHER SIDE)

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     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY //

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                                                                                                            FOR   AGAINST  ABSTAIN
1.  PROPOSAL TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER AND AMALGAMATION DATED AS OF JUNE 14, 1996,
    AMONG HA-LO, HA-LO ACQUISITION CORPORATION, INC., HA-LO ACQUISITION CORPORATION OF CANADA LTD., MARKET
    USA, INC., MARUSA FINANCIAL SERVICES LTD., NEROK VERIFICATIONS INC. AND THE SHAREHOLDERS OF MARKET USA
    AND MARUSA MARKETING INC.

                                                      The undersigned acknowledges receipt of the copy of the Notice of
                                                      Special Meeting and Proxy Statement/Prospectus relating to the Special
                                                      Meeting.

                                                      Dated _____________________________________________________________ , 1996

                                                            _____________________________________________________________
                                                                                        Signature
                                                            _____________________________________________________________
                                                                                        Signature

                                                            (This proxy should be dated, signed by the shareholders(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both shareholders should sign.)

                                                                      PLEASE VOTE, SIGN, DATE AND
                                                                       PROMPTLY RETURN THIS CARD
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